EXHIBIT 11

SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES

COMPUTATION OF EARNINGS PER SHARE

Six months ended June 30, 2004 and 2003

2004	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount

Basic EPS:
Net income available to common stockholders	$56,402	26,652	$2.12
	==========	==========	=======
Effect of dilutive securities:
Restricted stock	-	984
Convertible debt	1,629	4,113
Stock options	-	442
Deferred shares	-	120

Diluted EPS:
Income available to common stockholders
and assumed conversions	$58,031	32,311	$1.80
	==========	==========	=======

2003	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount

Basic EPS:
Net income available to common stockholders	$27,786	25,969	$1.07
	==========	==========	=======
Effect of dilutive securities:
Restricted stock	-	871
8.75% convertible subordinated debentures	37	180
Stock options	-	289
Deferred shares	-	120

Diluted EPS:
Income available to common stockholders
and assumed conversions	$27,823	27,429	$1.01
	==========	==========	=======

EXHIBIT 11

SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES

COMPUTATION OF EARNINGS PER SHARE

Quarter ended June 30, 2004 and 2003

2004	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount

Basic EPS:
Net income available to common stockholders	$28,874	26,740	$1.08
	==========	==========	=======
Effect of dilutive securities:
Restricted stock	-	1,007
Convertible debt	816	4,108
Stock options	-	429
Deferred shares	-	118

Diluted EPS:
Income available to common stockholders
and assumed conversions	$29,690	32,402	$0.92
	==========	==========	=======

2003	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount

Basic EPS:
Net income available to common stockholders	$19,749	26,032	$0.76
	==========	==========	=======
Effect of dilutive securities:
Restricted stock	-	887
8.75% convertible subordinated debentures	18	178
Stock options	-	305
Deferred shares	-	119

Diluted EPS:
Income available to common stockholders
and assumed conversions	$19,767	27,521	$0.72
	==========	==========	=======